UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
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JACK IN THE BOX INC.
(Name of Registrant as Specified in Its Charter)

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JACK IN THE BOX INC.

January 12, 2007
Dear Stockholder:

You are invited to attend the Jack in the Box Inc. Annual Meeting of Stockholders in San Diego, California, on February 16, 2007. In the following pages you will find information about the meeting as well as a Proxy Statement.

We hope you will attend in person. If you plan to do so, please indicate in the space provided on the enclosed proxy. Whether you plan to attend the meeting or not, we encourage you to read this Proxy Statement and vote your shares. Please sign, date and return the enclosed proxy as soon as possible in the postage-paid envelope provided, or if indicated on your proxy card, vote by telephone or Internet. This will ensure representation of your shares in the event that you are unable to attend the meeting.

The Directors and Officers of the Company look forward to seeing you at the annual meeting.

Sincerely,

Linda A. Lang
Chairman of the Board

JACK IN THE BOX INC.
9330 Balboa Avenue
San Diego, California 92123

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on February 16, 2007

To the Stockholders of Jack in the Box Inc.:

The 2007 Annual Meeting of Stockholders of Jack in the Box Inc. will be held at 2:00 p.m. on Friday, February 16, 2007, at the Marriott Mission Valley, 8757 Rio San Diego Drive, San Diego, California.

The meeting will be held to vote upon the following proposals:

1.	To elect eight directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified;

2.	To ratify the appointment of KPMG LLP as independent registered public accountants;

3.	To act upon such other matters as may properly come before the meeting, or any postponements or adjournments thereof.

Only stockholders of record at the close of business on December 27, 2006, will be entitled to vote at the meeting.

By order of the Board of Directors

Lawrence E. Schauf
Secretary

San Diego, California
January 12, 2007

JACK IN THE BOX INC.
9330 Balboa Avenue
San Diego, California 92123

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

February 16, 2007

SOLICITATION OF PROXIES

The Board of Directors of Jack in the Box Inc., a Delaware corporation (the “Company,” “we,” “us,” and “our”) solicits your proxies for the 2007 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 2:00 p.m. on Friday, February 16, 2007, at the Marriott Mission Valley, 8757 Rio San Diego Drive, San Diego, California, and at any postponements or adjournments of the meeting, for the purposes set forth in the “Notice of Annual Meeting of Stockholders.” This Proxy Statement, form of proxy, and the accompanying Jack in the Box Inc. 2006 Annual Report which included the Annual Report on Form 10-K, were mailed to stockholders on or about January 12, 2007.

The Company will pay for the cost of preparing, assembling and mailing the Notice of Annual Meeting of Stockholders, Proxy Statement, form of proxy and Annual Report. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. We have engaged D.F. King & Co., Inc. (“D.F. King”) to assist us in the solicitation of proxies, for which the Company will pay a fee not to exceed $5,500 plus out-of-pocket expenses. In addition to solicitation by mail, proxies may be solicited personally, by telephone or other means by D.F. King, as well as by directors, officers or employees of the Company, who will receive no additional compensation for such services.

VOTING INFORMATION

Only holders of record of common stock at the close of business on December 27, 2006, (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were 33,896,816 shares of Jack in the Box Inc. Common Stock, $.01 par value (the “Common Stock”), outstanding, excluding treasury shares. Company treasury shares will not be voted. You are entitled to one vote for each share you own on any matter that may be properly presented for consideration and action by stockholders at the meeting.

Quorum.  The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote is necessary to have a quorum at the Annual Meeting. Abstentions and broker non-votes (described below) are counted for the purpose of determining whether a quorum is present. If there are insufficient votes to constitute a quorum at the time of the Annual Meeting, we may adjourn the Annual Meeting to solicit additional proxies.

Broker Non-Votes.  A “broker non-vote” occurs when your broker submits a proxy card for your shares but does not indicate a vote on a particular matter because the broker has not received voting instructions from you and does not have authority to vote on that matter without such instructions. Under the rules of the New York Stock Exchange, if your broker holds shares in your name and delivers this Proxy Statement to you, the broker, in the absence of voting instructions from you, is entitled to vote your shares on Proposals 1 and 2 and other routine matters.

Voting and Revocability of Proxies.  Your proxy will be voted as you direct, either in writing or by telephone or Internet. If you give no direction, your proxy will be voted FOR the nominees for election as directors, and FOR Proposal 2, the ratification of the appointment of KPMG LLP as independent registered public accountants. The enclosed proxy gives discretionary authority as to any matters not specifically referred to therein. See “Other Business.” The telephone and Internet voting procedures, available only if you are a stockholder of record, are designed to authenticate your identity, to allow you to vote your shares and to confirm that your instructions have been properly recorded. The enclosed proxy card sets forth specific instructions that you must follow if you qualify to vote via telephone or Internet and wish to do so. You may revoke your proxy at any time before it is voted at the Annual Meeting by filing a written notice of revocation with the Secretary of the Company at the Company’s executive offices at 9330 Balboa Avenue, San Diego, California 92123, by filing a duly executed written proxy bearing a later date or, if you qualify, by a later proxy delivered using the telephone or Internet voting procedures. Your proxy will not be voted if you are present at the Annual Meeting and elect to vote in person. Attendance at the meeting will not, by itself, revoke a proxy.

PROPOSAL ONE

ELECTION OF DIRECTORS

All of the directors of the Company are elected annually and serve until the next Annual Meeting and until their successors are elected and qualified. The current nominees for election as directors are set forth below. Should any nominee become unavailable to serve as a director, your proxy will be voted for such other person as the Board of Directors of the Company (the “Board”) designates. To the best of our knowledge, all nominees are and will be available to serve. Stockholders’ nominations for election of a director may be made only pursuant to the provisions of the Company’s Bylaws, described under “Other Business.”

Your vote may be cast in favor of the proposed directors or withheld. A plurality of the votes cast at the meeting (assuming a quorum) will be sufficient to elect the directors. Accordingly, withheld votes or broker non-votes will have no effect on the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES.

INFORMATION RELATED TO THE
ELECTION OF DIRECTORS, COMMITTEES OF THE BOARD OF DIRECTORS
AND MEMBER QUALIFICATIONS

Nominees for Director

The following table provides certain information about each nominee for director as of January 1, 2007:

			Director
Name	Age	Position(s) with the Company	Since

Michael E. Alpert(4)(5)	64	Director	1992
George Fellows(4)	63	Director	2006
Anne B. Gust(2)(5)	48	Director	2003
Alice B. Hayes, Ph.D.(2)(5)	69	Director	1999
Murray H. Hutchison(1)(2)(3)	68	Director	1998
Linda A. Lang(3)	48	Chairman of the Board and Chief Executive Officer	2003
Michael W. Murphy(1)(3)	49	Director	2002
David M. Tehle(1)(4)	50	Director	2004

(1)	Current Member of the Audit Committee.

(2)	Current Member of the Compensation Committee.

(3)	Current Member of the Executive Committee.

(4)	Current Member of the Finance Committee.

(5)	Current Member of the Nominating and Governance Committee.

Effective February 16, 2007, the Committees will be reconstituted as described below under “2007 Committee Assignments.”

The business experience, principal occupations and employment of the nominees follows:

Mr. Alpert has been a director of the Company since August 1992 and is currently Chairman of the Finance Committee. Mr. Alpert was a partner in the San Diego office of the law firm of Gibson, Dunn & Crutcher LLP for more than five years prior to his retirement in August 1992. He is currently Advisory Counsel to Gibson, Dunn & Crutcher LLP, although he no longer provides services to or receives any compensation from the firm. Gibson, Dunn & Crutcher LLP provides legal services to us from time-to-time.

Mr. Fellows has been a director of the Company since November 2006. He has served as President and Chief Executive Officer of Callaway Golf, as well as one of its directors, since August 2005. Prior to joining Callaway, during the period 2000 through July 2005, he served as President and Chief Executive Officer of GF Consulting, a management consulting firm, and served as Senior Advisor to Investcorp International, Inc. and J.P. Morgan Partners, LLC. Previously, he served as President and Chief Executive Officer of Revlon, Inc.

Ms. Gust has been a director of the Company since January 2003 and currently serves as Chair of the Nominating and Governance Committee. She served as Executive Vice President and Chief Administrative Officer of The Gap, Inc. from March 2000 until her retirement in May 2005. She joined The Gap, Inc. in 1991 and served in various management roles prior to her appointment as Chief Administrative Officer, including General Counsel. Prior to joining The Gap, Inc., Ms. Gust was a lawyer at the firms of Orrick, Herrington & Sutcliffe LLP and Brobeck, Phleger & Harrison LLP.

Dr. Hayes has been a director of the Company since September 1999 and currently serves as Chair of the Compensation Committee. She was the President of the University of San Diego from 1995 to 2003, and is now President Emerita. From 1989 to 1995, Dr. Hayes served as Executive Vice President and Provost of Saint Louis University. Previously, she spent 27 years at Loyola University of Chicago, where she served in various executive positions. Dr. Hayes serves as a director of ConAgra Foods, Inc.

Mr. Hutchison has been a director of the Company since May 1998 and serves as Lead Director. He served 24 years as Chief Executive Officer and Chairman of International Technology Corp., a large publicly traded environmental engineering firm, until his retirement in 1996. Mr. Hutchison serves as a director of Cadiz Inc., Cardium, Inc., and is Chairman of the Board of Texas Eastern Products Pipeline Co., LLC.

Ms. Lang has been a director of the Company since November 2003. Ms. Lang has been Chairman of the Board since October 3, 2005, and is currently the Chair of the Executive Committee. She has been Chief Executive Officer since October 3, 2005. Ms. Lang was President and Chief Operating Officer from November 2003 to October 2005. She was Executive Vice President from July 2002 to November 2003, Senior Vice President, Marketing from May 2001 to July 2002, Vice President and Regional Vice President, Southern California Region from April 2000 to May 2001, Vice President, Marketing from March 1999 to April 2000 and Vice President, Products, Promotions and Consumer Research from February 1996 until March 1999. Ms. Lang has 19 years of experience with the Company in various marketing, finance and operations positions. Ms. Lang serves as a director of WD-40 Company.

Mr. Murphy has been director of the Company since September 2002 and is currently Chairman of the Audit Committee. He has been President and CEO of Sharp HealthCare, San Diego’s largest integrated health system, since April 1996. Prior to his appointment to President and CEO, Mr. Murphy served as Senior Vice President of Business Development and Legal Affairs. He began his career at Sharp in 1991 as Chief Financial Officer of Grossmont Hospital before moving to Sharp’s system-wide role of Vice President of Financial Accounting and Reporting.

Mr. Tehle has been a director since December 2004.  He has been Executive Vice President and Chief Financial Officer of Dollar General Corporation, a large discount retailer, since June 2004. Mr. Tehle served from 1997 to June 2004 as Executive Vice President and Chief Financial Officer of Haggar Corporation, a manufacturing, marketing and retail corporation. From 1996 to 1997, he was Vice President of Finance for a division of The Stanley Works, one of the world’s largest manufacturer of tools, and from 1993 to 1996, he was Vice President and Chief Financial Officer of Hat Brands, Inc.

Directors’ Independence

The Board has analyzed the independence of each director and determined that the following directors are independent under the New York Stock Exchange listing standards and the additional Director Independence Guidelines adopted by the Board, and have no material relationships with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company):

Messrs. Alpert, Fellows, Hutchison, Murphy and Tehle, and Ms. Gust and Dr. Hayes. Ms. Lang is not considered independent because she is an officer of the Company. The Jack in the Box Inc. Independence Guidelines are attached hereto as Exhibit A.

2007 Committee Assignments

The Board of Directors has approved changes to the Board Committees to be effective February 16, 2007. The Committees shall be as follows:

Audit Committee	Finance Committee
Michael W. Murphy (Chair)	Michael E. Alpert (Chair)
Murray H. Hutchison	George Fellows
David M. Tehle	David M. Tehle

Compensation Committee	Executive Committee
Alice B. Hayes (Chair)	Linda A. Lang (Chair)
Anne B. Gust	Murray H. Hutchison
Murray H. Hutchison	Michael W. Murphy

Nominating and Governance Committee
Anne B. Gust (Chair)
Michael E. Alpert
Alice B. Hayes

Committees of the Board of Directors

The authority and responsibility of each committee is summarized below. A more detailed description of the functions of the Audit, Compensation, Nominating and Governance, and Finance Committees is included in each committee charter as adopted by the Board of Directors. All committee charters can be found in the Corporate Governance section of the Company’s corporate website www.jackinthebox.com.

Committee Member Independence.  The Board of Directors has five standing committees: Audit, Compensation, Nominating and Governance, Finance and Executive. The Board has determined that each current and anticipated member of the Audit, Compensation, Nominating and Governance, and Finance Committees is independent as defined under the requirements of the New York Stock Exchange, as well as under the additional Independence Guidelines adopted by the Board. In addition, the members of the Audit Committee are all independent as required under Section 10A(m)(3) of the Securities Exchange Act of 1934, and the members of the Compensation Committee are independent as required under Section 162(m) of the Internal Revenue Code.

Audit Committee.  As more fully described in its charter, the Audit Committee assists the Board of Directors with the following: overseeing the integrity of the Company’s financial reports; the Company’s compliance with legal and regulatory requirements; the independent registered public accountant’s performance, qualifications and independence; and the performance of the Company’s internal auditors. The Audit Committee has sole authority to select, evaluate and, when appropriate, to replace the Company’s independent registered public accountants. The Audit Committee meets each quarter with the Company’s independent registered public accountants, KPMG LLP (“KPMG”), the Company’s Director of Internal Audit, and management to review the Company’s annual and interim consolidated financial results before the publication of quarterly earnings press releases and the filing of quarterly and annual reports with the Securities and Exchange Commission. The Audit Committee also meets separately each quarter with each of KPMG, management and the Director of Internal Audit. The Board of Directors has determined that all members of the Audit Committee satisfy the financial literacy requirements of the New York Stock Exchange and that each member of the Audit Committee qualifies as an “audit committee financial expert” as defined by Securities and Exchange Commission (“SEC”) rules. Independence determinations reflect upon both the membership of the above committees as presently constituted and after February 16, 2007. The Audit Committee held seven meetings in fiscal 2006.

Compensation Committee.  The Compensation Committee assists the Board in discharging the Board’s responsibilities relating to director and executive officer compensation and oversees the evaluation of management. The Compensation Committee is also responsible for evaluating the performance of the Chief Executive Officer; reviewing and approving the Company’s compensation philosophy and compensation for the Chief Executive Officer and other executive officers of the Company; reviewing market data to assess the

Company’s competitive position regarding compensation; approving the adoption, amendment and administration of incentive compensation and stock-related plans including approving option guidelines and the general size of overall grants, making grants and imposing limitations, restrictions and conditions upon awards; making recommendations to the Board regarding the compensation of directors; and reviewing and making recommendations to the Board regarding long-range plans for management development and executive succession. The Compensation Committee held five meetings in fiscal 2006.

Nominating and Governance Committee.  The Nominating and Governance Committee assists the Board in identifying and recommending to the Board qualified candidates to become directors, including: considering nominees properly submitted by stockholders; developing and recommending to the Board a set of corporate governance guidelines; providing oversight with respect to the annual evaluation of Board, Committee and individual director performance; and recommending to the Board director nominees for each Board committee. All nominees for election as Directors currently serve on the Board of Directors and are known to the Nominating and Governance Committee in that capacity. The Nominating and Governance Committee also assists the Board in its oversight of the Corporation’s insider trading compliance program. The Nominating and Governance Committee held six meetings in fiscal 2006.

Finance Committee.  The Finance Committee assists the Board in advising and consulting with management concerning financial matters of importance to the Company. Topics considered by the Committee include the Company’s capital structure, financing arrangements, stock repurchase programs, capital investment policies, oversight of the Company’s pension and 401(k) plans, and the financial implications of major acquisitions and divestitures. The Finance Committee held four meetings in fiscal 2006.

Executive Committee.  The Executive Committee is currently composed of four directors. In February 2007, the size of the Executive Committee will be changed to three directors. The Committee is authorized to exercise all the powers of the Board in the management of the business and affairs of the Company while the Board is not in session. The Executive Committee did not meet in fiscal 2006.

Additional Information about the Board of Directors

The Board held five meetings in fiscal 2006. We expect each director to attend each meeting of the Board and the committees on which he or she serves, and also expect them to attend the annual meeting. In fiscal 2006, each director attended 100% of the meetings of the Board and the committees on which he or she served, and all of the then-sitting directors attended the 2006 Annual Meeting.

Director Compensation.  Directors who are also officers of the Company or its subsidiaries receive no additional compensation for their services as directors. The Board of Directors approved changes to the compensation of the independent directors of the Company effective November 9, 2006 as follows:

SUMMARY OF DIRECTOR COMPENSATION

		Effective
	Fiscal Year 2006	November 9, 2006

Annual Retainer	$25,000	$30,000
Board Meeting Fee	$2,000	$2,500
Committee Meeting Fee(1)	$1,000	$1,500

Annual Retainer for Committee Chair
Audit	$10,000	$10,000
Compensation	$5,000	$5,000
Executive	None	None
Finance	$5,000	$5,000
Nominating & Governance	$5,000	$5,000
Lead Independent Director	$10,000	$10,000
Annual Stock Option Grant(2)

(1)	The Board determined that commencing in November 2006, meeting fees would not be paid for telephonic Committee meetings.

(2)	Options are granted annually to each non-management director under the Jack in the Box Inc. 2004 Stock Incentive Plan. All options have exercise prices equal to the fair market value of the underlying Common Stock on the date of grant and vest six months after the date of grant. The Board has the discretion to determine the form and terms of awards to directors. The Board’s practice has been to award stock options with the number of shares of the Company’s stock underlying each option based on the relationship of director compensation to the fair market value of the stock, generally limited to 10,000 shares or less. The annual grant for fiscal 2006 was 4,600 shares granted on November 9, 2006. In addition, a new non-employee director will receive a grant of stock options at the beginning of such director’s term. On November 9, 2006, at the commencement of his term of service, Mr. Fellows was granted an option for 9,200 shares. Because the Company inadvertently neglected to provide such a grant at the beginning of her term of service in 2003, Ms. Gust’s annual grant of 4,600 shares was increased to 19,600 shares.

The Company does not provide pensions, medical benefits or other benefit programs to non-employee directors. In accordance with Section 145 of the General Corporation Law of Delaware, the Company has executed an indemnification agreement with each of its directors.

Under the Company’s Amended and Restated Deferred Compensation Plan for Non-Management Directors, each non-employee director may defer any portion or all of the director’s fees or retainers described above. During fiscal 2006 amounts deferred under the plan were immediately converted into stock equivalents at the then-current market price of the Company’s Common Stock and matched at a 25% rate by the Company. In 2007 the Board has determined to eliminate the 25% match by the Company of such deferred amounts. Stock equivalents earn dividend equivalents as any dividends are paid on the Company’s Common Stock, and these dividend equivalents are immediately converted into additional stock equivalents, as described above. The ending number of stock equivalents credited to a director’s stock equivalent account is distributed in shares of the Company’s Common Stock on the 60th day following termination of the director’s service as a member of the Board and in any other capacity with the Company, unless the director elects a later distribution date, up to two years following the director’s termination of service.

Policy Regarding Consideration of Candidates for Director.  The Nominating and Governance Committee has the responsibility to identify, screen and recommend qualified candidates to the Board. The Nominating and Governance Committee will evaluate any recommendation for director candidates proposed by a stockholder. In order to be evaluated in connection with the Nominating and Governance Committee’s established procedures, stockholder recommendations for candidates for the Board must be sent in writing to the following address at least 120 days prior to the anniversary of the date proxy statements were mailed to stockholders in connection with the prior year’s annual meeting of stockholders:

Nominating and Governance Committee of the Board of Directors
c/o Office of the Corporate Secretary
Jack in the Box Inc.
9330 Balboa Avenue
San Diego, CA 92123

Stockholder recommendations should include the name of the candidate, age, contact information, present principal occupation or employment, qualifications and skills, background, last five year’s employment and business experience, a description of previous service as a director of any corporation or organization, and other relevant biographical information. There are no stated minimum criteria for director candidates. However, in evaluating director candidates, the Nominating and Governance Committee considers the following factors:

•	The appropriate size of the Board.

•	The needs of the Company with respect to particular talents and experience.

•	The knowledge, skills and experience of candidates in light of the knowledge, skills and experience already possessed by other members of the Board.

•	Experience with accounting rules and practices, and executive compensation.

•	Applicable regulatory and listing requirements, including independence requirements.

•	The benefits of constructive working relationships among directors.

•	The desire to balance the considerable benefit of continuity with the periodic injection of fresh perspective provided by new members.

The Nominating and Governance Committee may also consider such other factors as it may deem are in the best interests of the Company and its stockholders. The Nominating and Governance Committee believes it appropriate for at least one member of the Board to meet the criteria for an “audit committee financial expert” as defined by SEC Rules, and for a majority of the Board to meet the definition of independence under the listing standards of the New York Stock Exchange. The Nominating and Governance Committee also believes it appropriate for certain key members of management to participate as members of the Board.

The Committee considers all candidates regardless of the source of the recommendation. In addition to stockholder recommendations, the Committee considers recommendations from current directors, Company personnel and others. From time to time the Committee may engage the services of outside search firms to help identify candidates. During fiscal year 2006, the Company engaged one such search firm, the Alexander Group, and paid approximately $98,000 in connection with identification of possible candidates.

After initial screening of a potential candidate’s qualifications, the Committee determines appropriate next steps, including requests for additional information, reference checks and interviews with potential candidates. All candidates must submit a completed form of the Company’s Directors and Officers Questionnaire as part of the consideration process.

Corporate Governance

The Board of Directors is committed to promoting ethical business practices and believes that strong corporate governance is important to ensure that the Company is managed for the long-term benefit of its stockholders. The Company regularly monitors developments in the area of corporate governance and may modify its Principles and Practices as warranted. Any modifications are reflected on the Jack in the Box Inc. website. (www.jackinthebox.com) The following Corporate Governance documents appear on the Company’s website under the “Investors,” “Corporate Governance” tabs. These materials are also available in print to any stockholder upon request.

•	Corporate Governance Principles and Practices

•	Committee Charters for the Audit, Compensation, Finance and Nominating and Governance Committees.

•	Code of Conduct. In 1998, the Company adopted a Code of Ethics applicable to all Jack in the Box Inc. directors, officers and employees. The Company actively promotes ethical behavior by all employees. The Company’s Director of Ethics has conducted more than 300 ethics training sessions for all levels of employees and officers. The Company also provides significant vendors with its Code of Ethics, as well as procedures for the communication of any concerns. The Company intends to satisfy the disclosure requirements of SEC Regulation S-K Item 406(d) regarding any amendment to, or waiver of, a provision of the Code of Ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, by posting such information on the Company’s website www.jackinthebox.com. The Company has not made any such waivers and does not anticipate ever making any such waiver.

•	Communications with the Board of Directors. Stockholders or others who wish to communicate any concern of any nature to the Board of Directors, any Committee of the Board, any individual director or group of directors, may write to the director in care of the Office of the Corporate Secretary, Jack in the Box Inc. 9330 Balboa Avenue, San Diego, CA 92123, or telephone 1-888-613-5225.

Director Independence Guidelines.  In addition to the Corporate Governance Principles and Practices, the Board has adopted Independence Guidelines, which are attached as Exhibit A.

Among other matters, the Corporate Governance Principles and Practices include the following items concerning the Board:

1. Meetings of Non-Management Directors.  The non-management directors of the Company meet separately on a regular basis in executive session. The Lead Director is responsible for setting the agenda and presiding at the meetings.

2. Lead Director.  The non-management directors appoint a lead director each year to set the agenda for and preside at the executive sessions of the Board. The lead director acts as the primary communication channel between the Board and the CEO, and determines the format and the adequacy of information required by the Board. For fiscal 2007, the non-management directors have appointed Murray Hutchison as lead director.

3. Limitation on Other Board Service.  The Company’s Corporate Governance Principles and Practices set forth the Board’s policy limiting non-management directors to simultaneous service on no more than four public companies, including Jack in the Box Inc. The Board has an approval process that generally limits each of our officers to serving on no more than one public company’s board outside of Jack in the Box Inc. affiliates. The approval process considers both the time commitment and potential business conflicts and is administered by the Nominating and Governance Committee.

4. Retirement Policy.  The Board has adopted a retirement policy under which directors may not stand for election or be appointed after age 73.

5. Board, Committee and Individual Director Evaluations.  Each year the Directors complete an evaluation process focusing on an assessment of Board operations as a whole and the service of each director. Additionally, each of the Audit, Compensation, Finance and Nominating and Governance Committees conducts a separate evaluation of its own performance and the adequacy of its Charter. The Nominating and Governance Committee coordinates the evaluation of individual directors and of the Board operations and reviews and reports to the Board on the annual self-evaluations completed by the committees.

6. New-Director Orientation and Continuing Education.  The Board works with management to schedule new-director orientation programs and continuing education programs for directors. Orientation is designed to familiarize new directors with the Company and the restaurant industry as well as Company personnel, facilities, strategies and challenges. Continuing education programs may include in-house and third-party presentations and programs.

7. Attendance at Annual Meetings.  The Company’s Corporate Governance Principles and Practices sets forth the Board’s policy on director attendance at our Annual Meeting of stockholders. It states that all directors shall make every effort to attend the Annual Meeting.

8. Stock Ownership Guidelines.  The Board has established stock ownership guidelines for non-management directors to appropriately link their interests with those of other stockholders. These guidelines provide that within a three-year period following appointment or election, the director should attain and hold an investment position of no less than 5,000 shares of stock, exclusive of any outstanding stock options but including directly and indirectly held shares and the equivalent number of shares derived from deferral of director compensation. The Board has established ownership guidelines for senior officers as described in the Report of the Compensation Committee.

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to Jack in the Box Inc.’s audited financial statements for the fiscal year ended October 1, 2006.

The Audit Committee of the Board of Directors (the “Audit Committee”) is composed of the three directors named below, each of whom is an “independent director” as defined in the applicable listing standards of the New York Stock Exchange. Our Board has determined that each of the members of the Audit Committee is an audit committee financial expert as defined by the Securities and Exchange Commission. The duties of the Audit Committee are summarized in this Proxy Statement under “Committees of the Board of Directors” on page 5 and are more fully described in the Audit Committee charter adopted by the Board of Directors. The Audit Committee reviews and assesses the adequacy of its charter each fiscal year. The Audit Committee Charter can be found under the Investors/Corporate Governance/Committee Charters tabs on the Jack in the Box Inc. website at www.jackinthebox.com.

As more fully described in its charter, one of the Audit Committee’s primary responsibilities is to assist the Board in its general oversight of Jack in the Box Inc.’s financial reporting, internal controls and audit functions. Management is responsible for the following: the Company’s accounting and financial reporting principles; and establishing, maintaining and evaluating the effectiveness of disclosure controls and procedures as well as internal controls over financial reporting and the preparation, presentation, and integrity of the Company’s consolidated financial statements. KPMG, the Company’s independent registered public accountants, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the Standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles as well as expressing an opinion on (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

Jack in the Box Inc. has an Internal Audit Department that reports to the Audit Committee and the Company’s General Counsel. The Internal Audit Department’s responsibilities include reviewing and evaluating the Company’s internal controls. The function of the Audit Committee is not to duplicate the activities of management, or the internal or external auditors, but to serve a Board-level oversight role in which it provides advice, counsel, and direction to management and the auditors.

The Audit Committee has sole authority to select, evaluate, approve fees, and when appropriate, to replace the Company’s independent registered public accountants. The Committee also pre-approves all audit and non-audit services performed by the independent auditors. The Audit Committee has appointed KPMG as the Company’s independent registered public accountants for fiscal year 2007 and has requested stockholder ratification of its appointment.

During the course of fiscal 2006, the Committee met and discussed with representatives of management, the Internal Audit Department staff and the independent auditors the matters over which the Committee has been delegated oversight responsibility. The Committee met regularly in separate private sessions with representatives of management, the Internal Audit Department staff and the independent auditors. The Audit Committee reviewed and discussed with management and KPMG the disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 1, 2006. The Audit Committee reviewed and discussed management’s report on the effectiveness of the Company’s internal control over financial reporting and KPMG’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements, (ii) management’s assessment of the effectiveness of internal control over financial reporting, and (iii) the effectiveness of internal control over financial reporting.

The Committee discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees,” as amended and PCAOB Auditing Standard No. 2, “An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements.” In addition, the Audit Committee received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with KPMG its independence from the Company.

The Audit Committee has discussed with management and KPMG such other matters and received such assurances from them as the Audit Committee deemed appropriate.

Based on the reviews and discussions referred to above, and the reports of KPMG, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended October 1, 2006, for filing with the SEC.

Michael W. Murphy, Chair
Murray H. Hutchison
David M. Tehle

This report is not deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this report by reference.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FEES AND SERVICES

The following table presents fees billed for professional services rendered by KPMG for the fiscal years ended October 1, 2006, and October 2, 2005.

	2006	2005

Audit Fees(1)	$1,056,775	$1,219,155
Audit Related Fees(2)	65,500	67,096
Tax Fees(3)	17,907	0
All Other Fees	0	0

KPMG Total Fees	$1,140,182	$1,286,251

(1)	Audit fees include fees for the audit of the Company’s consolidated annual financial statements and the audit of (i) management’s assessment of our internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting. Audit fees also include fees for review of the interim financial statements included in our Form 10-Q quarterly reports, the review of Uniform Franchise Offering circulars in connection with state registrations of our franchises, and the issuance of consents and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

(2)	These fees consist of assurance and services performed by KPMG that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not included under “Audit Fees.” This category includes primarily employee benefit plan audits, as well as attestations by KPMG that are not required by statute or regulation.

(3)	Tax fees consist of aggregate fees billed for professional services rendered by KPMG for tax compliance, tax advice and tax planning.

Registered Public Accountants Independence.  The Audit Committee has considered whether the provision of the above-noted services is compatible with maintaining the principal registered public accountant’s independence and has determined that the provision of such services has not adversely affected the registered public accountant’s independence.

Policy on Audit Committee Pre-Approval.  The Company and its Audit Committee are committed to ensuring the independence of the independent registered public accountants, both in fact and in appearance. In this regard, the Audit Committee has established a pre-approval policy in accordance with applicable Securities rules. The Audit Committee’s pre-approval policy is set forth in the Policy for Audit Committee Pre-Approval of Services, included as Exhibit B to this Proxy Statement.

PROPOSAL TWO

RATIFICATION OF THE APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has appointed the firm of KPMG as the Company’s independent registered public accountants for fiscal year 2007. Although action by stockholders in this matter is not required, the Audit Committee believes it is appropriate to seek stockholder ratification of this appointment.

KPMG has served as independent auditor for the Company since 1986. One or more representatives of KPMG will be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions from stockholders. The following proposal will be presented at the Annual Meeting:

Action by the Audit Committee appointing KPMG as the Company’s independent registered public accountants to conduct the annual audit of the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending September 30, 2007, is hereby ratified, confirmed and approved.

Approval of this proposal requires the affirmative vote of a majority of the votes cast at the Annual Meeting (assuming a quorum). For this proposal, abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides a summary of cash and non-cash compensation paid to, earned by, or awarded to Jack in the Box Inc.’s Chairman of the Board and CEO, and the other four most highly compensated executive officers of the Company for services in all capacities to the Company and its subsidiaries at the end of fiscal year 2006. Bonus amounts were earned for performance during the year and paid shortly thereafter.

					Long-Term
					Compensation
						Securities	All Other
	Fiscal	Annual Compensation			Restricted Stock	Underlying	Compensation
Name and Principal Position(s)	Year	Salary($)	Bonus($)	Other($)(1)	Awards($)(2)	Options(#)	($)(3)

Linda A. Lang	2006	700,000	1,050,000	68,857	0	92,400	43,158
Chairman of the Board &	2005	517,692	702,000	58,581	352,500	80,600	37,877
Chief Executive Officer	2004	498,077	675,000	13,777	1,012,200	167,000	36,452
Paul L. Schultz	2006	485,000	654,750	63,407	0	49,000	31,208
President &	2005	431,308	522,000	56,061	531,711	68,700	29,885
Chief Operating Officer	2004	408,596	423,150	43,695	0	84,000	26,213
Jerry P. Rebel	2006	365,000	438,000	56,077	0	33,000	21,398
Executive Vice President &	2005	283,077	315,000	45,973	1,090,143	27,300	16,258
Chief Financial Officer	2004	244,615	216,000	12,231	0	20,500	6,937
Lawrence E. Schauf	2006	352,616	424,800	53,359	0	21,200	23,888
Executive Vice President	2005	340,846	410,400	75,254	0	25,300	23,824
and Secretary	2004	336,538	398,400	18,706	0	71,000	23,308
David M. Theno	2006	330,500	348,600	26,788	0	8,000	20,962
Senior Vice President,	2005	317,731	334,950	36,602	0	12,500	20,867
Quality and Logistics	2004	312,308	323,400	12,231	0	15,000	15,598

(1)	Other Annual Compensation consists of the following:

			Financial	Supplemental
	Fiscal	Car	Planning	Health
	Year	Allowance($)	Services($)	Insurance($)

Linda A. Lang	2006	13,500	41,049	14,308
	2005	12,000	23,711	22,870
	2004	12,231	1,546	0
Paul L. Schultz	2006	13,500	35,713	14,194
	2005	12,000	15,634	28,427
	2004	12,231	5,091	26,373
Jerry P. Rebel	2006	13,500	29,889	12,688
	2005	12,000	11,103	22,870
	2004	12,231	0	0
Lawrence E. Schauf	2006	13,500	22,539	17,320
	2005	12,000	29,704	33,550
	2004	12,231	5,455	1,020
David M. Theno	2006	13,500	1,910	11,378
	2005	12,000	1,732	22,870
	2004	12,231	0	0

(2)	Represents the grant of restricted stock awards under which Ms. Lang was issued 10,000, and 35,000 shares of Common Stock in 2005 and 2004, respectively; Mr. Schultz was issued 15,084 shares of Common Stock in 2005; and Mr. Rebel was issued 31,286 shares in 2005 and each such award is subject to continued employment. The value of the restricted stock awards was determined by multiplying the total shares held by each executive by the closing price on the date of grant. The value of 2005 stock awards were based on (i) the closing price ($35.25) on September 16, 2005, the date of grant, for shares awarded to Ms. Lang and Mr. Schultz, (ii) the closing price ($34.55) on February 17, 2005, the date of grant for 18,127 shares awarded to Mr. Rebel and (iii) the closing price ($35.25) on September 16,

2005, the date of grant for 13,159 shares awarded to Mr. Rebel; 2004 stock awards were based on the closing price ($28.92) on September 10, 2004. There were no restricted stock awards granted in 2006. At October 1, 2006, Ms. Lang, Mr. Schultz, Mr. Rebel, Mr. Schauf, and Mr. Theno held an aggregate of 100,000, 15,084, 31,286, 50,000, and 28,000 shares, respectively, with a value of $5,218,000, $787,083, $1,632,503, $2,609,000, and $1,461,040, respectively, based on the closing price of the Company’s Common Stock on the last trading day prior to the end of the Company’s fiscal year ($52.18).

(3)	All other compensation in each fiscal year consists of the following:

	Deferred Compensation			Company Paid Term
	Matching Contributions($)			Life Premiums($)(a)
	2006	2005	2004	2006	2005	2004

Linda A. Lang	42,160	36,591	35,192	998	1,286	1,260
Paul L. Schultz	30,210	28,599	24,953	998	1,286	1,260
Jerry P. Rebel	20,400	14,972	5,677	998	1,286	1,260
Lawrence E. Schauf	22,890	22,538	22,048	998	1,286	1,260
David M. Theno	19,964	19,581	14,338	998	1,286	1,260

(a)	The Company has no interest in such insurance policies.

Stock Option Grants in Fiscal 2006

Set forth below is information with respect to options granted to the named executive officers in the Summary Compensation Table during fiscal year 2006.

	Number of
	Securities	% of Total			Potential Realizable Value
	Underlying	Options/SARs			at Assumed Annual Rates
	Options/SARs	Granted to	Exercise or		of Stock Price Appreciation
	Granted	Employees in	Base Price	Expiration	for Option Term($)(2)
Name	(#)(1)	Fiscal Year	($/Share)(3)	Date	5%	10%

Linda A. Lang	92,400	29.3%	52.56	09/15/2016	3,054,254	7,740,080
Paul L. Schultz	49,000	15.5%	52.56	09/15/2016	1,619,680	4,104,588
Jerry P. Rebel	33,000	10.5%	52.56	09/15/2016	1,090,805	2,764,314
Lawrence E. Schauf	21,200	6.7%	52.56	09/15/2016	700,760	1,775,863
David M. Theno	8,000	2.5%	52.56	09/15/2016	264,438	670,137

(1)	Beginning one year from the date of grant, 25% of the total number of shares subject to the option will become exercisable annually subject generally to continued employment.

(2)	These amounts represent certain assumed rates of appreciation only, based on SEC rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the option holder’s continued employment through the vesting period. The appreciation amounts reflected in this table may not necessarily be achieved.

(3)	The exercise price is equal to the fair market value on the date of grant.

Option Exercises in Fiscal 2006 and Fiscal Year-End Values

Set forth below is information with respect to options exercised by the named executive officers in the Summary Compensation Table during fiscal year 2006, and the number and value of unexercised stock options held by the named executive officers at the end of the fiscal year.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
	Shares		Options/SARs Held at		In-the-Money Options/SARs
	Acquired on	Value	Fiscal Year-End		at Fiscal Year-End($)(1)
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Linda A. Lang	43,100	1,017,176	148,625	250,575	4,033,629	3,944,775
Paul L. Schultz	54,900	1,207,654	107,025	156,675	2,970,158	2,564,863
Jerry P. Rebel	0	0	17,075	63,725	419,092	650,187
Lawrence E. Schauf	62,360	1,121,318	6,325	90,125	107,082	1,808,310
David M. Theno	23,700	577,657	58,225	59,975	1,510,687	1,465,202

(1)	Based on the difference between the exercise price of the options and the closing price of the Company’s Common Stock on the last trading day prior to the end of the Company’s fiscal year ended October 1, 2006, ($52.18).

Pension Plan Table

Retirement Plans.  Jack in the Box Inc. offers retirement benefits under a company-funded defined benefit plan (the “Retirement Plan”), which was adopted effective October 21, 1985, restated effective January 1, 2001, and amended June 7, 2002, and December 31, 2002, and through a non-tax-qualified supplemental retirement plan (the “SERP”) for selected officers, which was adopted in 1990 and amended and restated May 8, 2001.

Retirement Plan.  The Retirement Plan is the same benefit available to other employees employed in an administrative, clerical, or restaurant hourly position who have reached age 21 and completed one year of service with at least 1,000 hours of service. The Retirement Plan provides that a participant retiring at age 65 will receive an annual benefit, as follows:

•	One-percent (1%) of Final Average Pay multiplied by Benefit Service

Plus

•	0.4% of Final Average Pay in excess of Covered Compensation multiplied by Benefit Service (maximum of 35 years of service)

Benefits are subject to grandfathered minimum benefit accruals under the previous plan as of December 31, 1988. Final Average Pay for purposes of the Retirement Plan is defined as the highest five consecutive calendar years of pay (base and bonus) out of the last ten years of eligible service. Pay excludes deferrals into the Executive Deferred Compensation Plan (“EDCP”). Benefit Service is defined as the entire period of employment in calendar years and months while an eligible employee.

The Employee Retirement Income Security Act of 1974 (“ERISA”) and various tax laws may cause a reduction in the annual retirement benefit payable under the Retirement Plan. Although normal retirement age is 65, benefits may begin as early as age 55 if participants meet the service requirements defined in the Retirement Plan; benefits payable are reduced for early retirement.

Supplemental Retirement Plan (“SERP”).  The SERP was established in 1990 for selected executives in response to legislation restricting qualified plan benefits for “highly compensated employees.” The Plan is used to attract and retain key officers and provides for a percentage of replacement income based on Service and Final Average Compensation (each as defined in SERP). The plan is unfunded and represents an unsecured claim against the Company. The target replacement income from all Company funded sources, based on a maximum of 20 full years of service, is 60% of Final Average Compensation. For eligible officers with less than 20 years of service, the target percentage of 60% is reduced by applying a factor determined by dividing the number of years of actual service (maximum of 20 years) by 20. In order to be eligible for a retirement benefit from the Plan, the participant must attain age 55 and ten years of service while employed at Jack in the Box. Benefits may begin as early as age 55 in a reduced amount.

Final Average Compensation for purposes of SERP is defined as the highest five calendar years of pay (base and bonus) out of the last ten years of eligible service. Benefit Service is defined as the entire period of employment in calendar years and months while an eligible employee.

Easy$aver Plus Plan.  Since 1990, executive officers and certain other employees have been excluded from participation in the Jack in the Box Inc. Easy$aver Plus (the “E$P” Plan), which includes a cash-or-deferred arrangement under Section 401(k) of the Internal Revenue Code. Although the E$P Plan is offered to other eligible employees, executive officers can no longer make deferrals into the E$P Plan. However any existing cash balances as of 1989 are maintained in the E$P Plan and have an earnings component based on the officer’s selection of investment options designated by the Company.

Executive Deferred Compensation Plan (“EDCP”).  The Plan was adopted in 1990 for all executive officers and other employees excluded from participation in the E$P Plan and is a non-qualified deferred compensation plan. Participants may defer up to 50% of base salary and up to 100% (less applicable taxes) of bonus pay. The Company matches 100% of the first 3% of the participant’s compensation that is deferred into the Plan. Participants receive full and immediate vesting of their own contributions and are fully vested in the matching contributions only after they have completed four full years of service with the Company. Benefits under this plan also include an earnings component based upon theoretical investment options designated by the Company and selected by the participant. The Plan provides for a choice of 18 funds in an array of asset classes. The plan is unfunded, and participants’ accounts represent unsecured claims against the Company.

Summary of Retirement and Other Deferred Benefits.  The following table shows estimated annual benefits payable to participants as a straight life annuity at age 62. The benefits are derived from some or all of the following Company funded sources: Retirement Plan, Company contributions to the E$P, Company contributions to the Deferred Compensation Plan and Supplemental Retirement Plan.

	Estimated Annual Benefits Based on Years of Service
Average Annual Earnings	10	15	20

$ 100,000	$30,000	$45,000	$60,000
200,000	60,000	90,000	120,000
300,000	90,000	135,000	180,000
400,000	120,000	180,000	240,000
500,000	150,000	225,000	300,000
600,000	180,000	270,000	360,000
800,000	240,000	360,000	480,000
1,000,000	300,000	450,000	600,000
1,200,000	360,000	540,000	720,000
1,300,000	390,000	585,000	780,000

At October 1, 2006, the number of years of service under the retirement plans for Ms. Lang and Messrs. Schultz, Rebel, Schauf and Theno were 19, 31, 3, 10 and 12, respectively, and the amount of eligible compensation for each of these individuals approximates the amounts reflected as salary and bonus in the Summary Compensation Table.

Employment Contracts and Severance Arrangements

The Company has entered into change-in-control severance agreements with certain corporate officers, including each of the Named Executive Officers. These agreements are intended to provide for continuity of management in the event of a change in control. In fiscal 2006, the Compensation Committee reviewed change-in-control agreements with its compensation consultant, Towers Perrin. In the course of its review the Committee considered elements such as eligibility with respect to the change-in-control agreements, appropriate multiples, modifications for compliance with Internal Revenue Code Section 409A, tax gross-up provisions, other terms and conditions and the appropriateness and competitiveness of the agreements generally. The Compensation Committee approved certain changes and entered into revised agreements with a number of key executives including the Named Executive Officers. The agreements provide for the payment of certain compensation and benefits in the event of termination of employment following a change in control of the Company. The agreements have a term of two years, subject to automatic extension for additional two year terms, unless either party to the agreement gives notice of intent not to renew. Generally, under the agreements, a change in control is defined to include (i) the acquisition by any person or group of 50% or more of the combined voting power of the Company (excluding acquisitions by the Company employee benefit plans or certain affiliates); (ii) individuals constituting our board of directors generally cease to constitute a majority of the board; (iii) certain mergers, consolidations, sales of assets or a shareholder-approved complete liquidation of the Company.

The agreements generally provide that if the Named Executive Officer’s employment is terminated other than for cause, death or disability, or the executive terminates for good reason, the executive is generally entitled to receive (i) accrued but unpaid compensation, (ii) a specified multiple of the executive’s annual base salary plus an annual bonus amount, (iii) continued welfare benefits for a specified number of months, and (iv) outplacement benefits.

The terms of award agreements for options and restricted stock granted to officers of the Company under its 1992 Employee Stock Incentive Plan, 2002 Stock Incentive Plan and 2004 Stock Incentive Plan provide that such officers will receive an acceleration of vesting to immediately prior to a change in control under certain circumstances upon a change in control as defined in such award agreements.

In addition, the executive is generally entitled to receive a payment in an amount sufficient to make her or him whole for any federal excise tax on excess parachute payments. The specified multiple is 3 for the Chairman of the Board and Chief Executive Officer, 2.5 for the President and Executive Vice Presidents and 1.5 for Qdoba President and Chief Executive Officer and Jack in the Box Senior Vice Presidents.

Compensation of Directors

The independent directors of the Company receive compensation for their services as described in the section of this Proxy Statement captioned “Additional Information about the Board of Directors.”

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Alice B. Hayes, Murray H. Hutchison, and Anne B. Gust. All of the members of the Compensation Committee, as presently constituted and as reconstituted effective February 16, 2007, are outside directors and do not have compensation committee interlocks.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee (the “Committee”) is comprised entirely of independent directors and is appointed by the Board to assist the Board in discharge of the Board’s responsibilities relating to compensation of directors and officers of the Company and evaluation of management. There were 5 meetings of the Committee in fiscal 2006, including 5 executive sessions with the Committee members only.

The duties of the Compensation Committee are summarized in this Proxy Statement under “Committees of the Board” on page 5 and are more fully described in the Compensation Committee Charter adopted by the Board of Directors. The Compensation Committee reviews and assesses the adequacy of its Charter each fiscal year. The Compensation committee Charter can be found under the investors/Corporate Governance/Committee Charters tab on the Jack in the box Inc. website at www.jackinthebox.com.

Compensation Consultant

The Committee has the authority under its charter to engage the services of external compensation consultants, experts, and others to assist the Committee. In accordance with this authority, the Committee has engaged the services of Towers Perrin to advise on all matters related to CEO and other executive compensation. The consultant reports directly to the Committee and has attended 5 meetings in fiscal year 2006.

Compensation Philosophy

The objective of the Jack in the Box Inc. executive compensation program is to closely align the compensation paid to executive officers with the short-term and long-term performance of the Company, and to allow the Company to attract and retain key executives with the talent critical to drive long-term success and create stockholder value. To achieve these compensation objectives, we offer a total compensation program for executive officers that includes fixed and variable pay (pay-at-risk), as follows:

Fixed Pay/Benefits

•	Base Salary — Rewards for Individual Performance

•	Certain other benefits

Variable Pay

•	Annual Cash Incentive — Rewards for achievement of annual goals

•	Equity Incentive Compensation — Rewards for longer term increases in shareholder value

Each component of the executive compensation program is determined based on external competitive conditions and internal comparisons of positions with similar scope of responsibility. The Compensation Committee reviews external benchmark information from independent executive compensation surveys relative to peer companies in the restaurant industry and companies of similar scope in general industry. Our competitive pay practice is to set our salary range midpoints, target bonus levels, and target long-term incentive award values at the median of the competitive peer and general industry groups, based on survey data. The Committee relies on its retained compensation consultant for expertise and advice in determining specific compensation components and appropriate compensation levels.

The companies that comprised our restaurant peer group for compensation purposes in 2006 included: Applebee’s International, Bob Evans Farms, Brinker International, CBRL Group, CKE Restaurants, Darden Restaurants, McDonald’s, Panera Bread, Papa John’s International, Ruby Tuesday, Ryan’s Family Steak Houses, Sonic Corporation, Steak n Shake, Wendy’s International and YUM! Brands (the “Compensation Peer Group”). As noted above, we also use general industry data which is reflective of companies that best align with our sales volume, market capitalization, and the general nature of our business and workforce to establish competitive positioning of pay. The Committee periodically reviews the Compensation Peer Group’s composition with its consultant and with management to ensure it remains relevant, and updates it accordingly.

To encourage executives to become long-term owners of the Company, in 2002 we implemented stock ownership guidelines for the Chairman and CEO, President and Chief Operating Officer, Executive Vice Presidents and Senior Vice Presidents, currently a total of six executive officers. The Company considered different approaches to facilitate ownership, and as detailed in the Executive Compensation Policy Decisions section, provides for awards of restricted stock that are subject to continued employment and are not distributed until retirement or termination from the Company.

Compensation-Setting Process

The Committee consults with its outside compensation consultant, Towers Perrin, and the Company’s in-house compensation department regarding CEO compensation. These discussions occur in executive session without the presence of the Chairman & CEO. Decisions regarding CEO compensation are made by the Compensation Committee without the presence of Company employees. To assist it in making determinations regarding executive compensation generally, the Compensation Committee relies on competitive pay information and advice from its compensation consultant, as well as consultations with the in-house compensation department and recommendations by the Chairman and CEO.

Components of Compensation

The four major components of the Company’s executive compensation are: base salary, annual incentives, long-term equity incentives, and other benefits such as health insurance and retirement programs.

Base Salary

Base salaries of executive officers are established based on scope of responsibility and competitive market compensation. The salaries of executive officers are reviewed on an annual basis, and at the time of a promotion or a significant change in responsibility. Increases in salary are based on an evaluation of the officer’s individual performance and a Company merit increase system. In November 2005, the effective date of annual increases for fiscal year 2006, the salaries for executive officers were increased using the same merit increase percentages applicable to other Company employees.

Annual Cash Incentive

Annual bonuses are intended to motivate and reward the achievement of Company financial performance goals for the fiscal year. Bonus goals are reviewed and approved by the Compensation Committee at the beginning of the fiscal year. Bonuses for a fiscal year are paid in cash after the end of the fiscal year based on the level of achievement of Company financial performance goals as measured by EPS (Earnings Per Share) and ROIC (Return on Invested Capital) and as approved by the Compensation Committee. No payments are made unless the threshold level of EPS and ROIC growth is achieved. For fiscal 2006, the Committee established minimum, target, and maximum levels of EPS and ROIC growth weighted 75% and 25% respectively.

	Bonus Percentage Awards As % of Base Salary
Position	Threshold	Target	Maximum

CEO	25%	75%	150%
Other Executive Officers	15%-22%	45%-65%	90%-135%

In fiscal 2006, as certified by the Committee, the level of achievement of the Company’s performance goals was at the maximum level and the executive officers received from 90%-150% of their annualized base salary at the end of the fiscal year. The awards are shown in the “Bonus” column of the Summary Compensation Table.

Long-Term Equity Incentive Compensation

Stock options are granted to certain officers including the Named Executive Officers, on an annual basis to motivate and reward for increases in stockholder value and to align their personal financial interests with those of the stockholders of the Company. Determination of the amount of shares granted is based on the competitive long-term incentive value of each position based on survey data from the Compensation Peer Group and general industry. The Compensation Committee approves the amount and date of each grant. All stock options are granted with an exercise price equal to the closing price of Jack in the Box Inc. Common Stock on the date of grant. Accordingly, those stock options will have value only if the market price of the common stock increases after that date. Each stock option permits the executive, for a period of ten years, the right to purchase shares of Jack in the Box stock from the Company at the exercise price. Options vest and become exercisable at 25% each year over a four year period as set forth in the award agreements. On a normal termination, an optionee is allowed 90 days from the termination date to exercise any vested options or the options terminate. Vesting is accelerated upon terminations of employment after retirement plan eligibility, or due to total and permanent disability, death, and under certain circumstances, upon a change in control, as that term is defined in the award agreements.

Other Benefits and Perquisites

The Company provides other benefits and perquisites to its executive officers that we believe are reasonable, competitive, and consistent with our overall total compensation philosophy. We maintain a limited level of perquisites. The Company provides a car allowance, financial planning services plus a gross-up for tax purposes, and supplemental health insurance, Company-paid term life insurance with a maximum value of $770,000 and a supplemental executive retirement plan and an executive deferred compensation plan, each of which is detailed in the Summary Compensation Table and accompanying footnotes. The Company does not own or lease a Company airplane, purchase country club memberships, provide officers with the use of permanent residences, home security systems or defray the cost of personal entertainment or family travel.

Review of Compensation — Tally Sheets

It is intended that the design of our executive compensation program provides an appropriate balance between short-term and long-term performance of the Company, and a balance between fixed and at-risk compensation. Each year, the Committee reviews the various components of the CEO and other executive officers’ compensation. In fiscal year 2006 the Committee reviewed tally sheets listing components of cash compensation, equity-based compensation, and retirement and welfare benefits. Compensation tally sheets detailing each of the compensation components were prepared and reviewed by the Committee for the Chairman & CEO, the President & COO, and the EVP, CFO. The Committee believes that executive compensation in fiscal 2006 was reasonable in its totality.

Tax Deductibility of Pay

Compensation decisions for executive officers are made with full consideration of the Internal Revenue Code Section 162(m) implications. Section 162(m) of the Internal Revenue Code places a limit of $1.0M on the amount of compensation that Jack in the Box may deduct in any one year with respect to each of its five most highly paid executive officers, but excludes “performance-based” compensation from this limit. The Company’s annual cash incentive compensation under the Amended and Restated Performance Bonus Plan and its stock option awards under the 2004 Stock Incentive Plan are intended to qualify as performance based compensation under section 162(m). Restricted stock awards are not considered performance-based under Section 162(m) and, accordingly, are subject to the $1.0 Million limit on deductibility. The Company’s general policy where consistent with business objectives, is to preserve the deductibility of most compensation paid to executive officers. We may authorize forms of compensation that might not be deductible if we believe they are in the best interests of the Company and its stockholders.

Executive Compensation Policy Decisions

In addition to the compensation components described above, the Company adopted the policies described below to more closely align executive officers’ interest with those of our stockholders.

Policy Regarding Stock Ownership.  Since 2002, Jack in the Box Inc. has maintained stock ownership guidelines for our senior executive officers to encourage retention and align the financial interests of our executives to those of stockholders. Ownership guidelines are reviewed each September. The Board has established stock ownership guidelines as the lesser of a fixed number of shares or multiple of salary, as follows:

		Value as
Position	Shares	Multiple of Salary

CEO	165,000	500%
President	90,000	400%
Executive Vice President	55,000	300%
Senior Vice President	30,000	200%

Both shares owned by the executive as well as unvested restricted stock awarded to an executive, as reported in the Summary Compensation Table apply toward fulfillment of stock ownership guidelines. Restricted stock is subject to continued employment and will not be distributed until retirement or termination from the Company. Upon retirement or termination, the number of restricted shares vested will be determined based on the executive’s years of service as of the date of retirement or termination. Restricted stock awards are applied as an offset in the calculation of future stock option grants. Each of the Named Executive Officers meets stock ownership guidelines.

Policy Regarding Stock Option Repricings.  Jack in the Box Inc. has a policy not to reprice stock options unless approved by our stockholders. We have not repriced any stock options, and we do not intend to reprice any stock options that were granted in prior years or may be granted in the future.

Expensing Stock Options

Jack in the Box Inc. began expensing options at the beginning of fiscal year 2006, October 3, 2005.

CEO Compensation

The Committee has reviewed the total compensation paid to the CEO, Ms. Lang, in fiscal year 2006 and believes it is appropriate relative to her role and performance in leading Jack in the Box Inc. toward becoming a national restaurant company and a most admired brand. To further these objectives, she has led major strategic Company initiatives, including a) transitioning to a more highly franchised restaurant concept, b) intensive new product development and enhancement of our existing product lines, and c) undertaking an extensive reimage of the restaurant environment, including the facility and people necessary to enhance the overall guest service experience. Ms. Lang has also supported and advanced the Company’s culture of ethical values, best practices in corporate governance, and a formal succession planning process to ensure the Company builds and sustains a talented, high-performing management team.

Ms. Lang became Chief Executive Officer and Chairman of the Board on October 3, 2005. She had served as President and Chief Operating Officer of the Company since November 2003, and previously held other leadership positions in the Company.

Ms. Lang’s compensation package includes a mix of fixed and at-risk compensation which includes short and long-term incentives. The Committee targeted Ms. Lang’s compensation at the median of the competitive peer and general industry groups, based on survey data. The Committee also considered the Company’s overall compensation objectives and Ms. Lang’s leadership role and significant contribution to the Company’s EPS and ROIC financial performance, planned growth, strategic initiatives, and people development and culture. To assist it in making its determination, the Compensation Committee relies on competitive pay information and advice from its outside compensation consultant.

Ms. Lang’s compensation is determined by the Compensation Committee in executive session without the presence of Company employees. The Committee’s actions were reviewed and discussed by the non-employee directors in executive session of the Board of Directors.

Alice B. Hayes, Chair
Anne B. Gust
Murray H. Hutchison

PERFORMANCE GRAPH

The following graph compares the cumulative return to holders of the Company’s Common Stock at September 30th of each year (except 2004 when the comparison date is October 3 due to the 53rd week in fiscal year 2004) to the yearly weighted cumulative return of a restaurant peer group index and to the Standard & Poor’s (“S&P”) 500 index for the same period. The comparison assumes $100 was invested on September 30, 2001, in the Company’s Common Stock and in each of the comparison groups, and assumes reinvestment of dividends. The Company paid no dividends during these periods.

	Cumulative Total Return
	2001	2002	2003	2004	2005	2006
Jack in the Box Inc.	$100	$81	$64	$113	$107	$186
S & P 500 Index	$100	$80	$99	$113	$126	$140
Restaurant Peer Group(1)	$100	$110	$138	$152	$154	$183

(1)	The Restaurant Peer Group Index is comprised of the following companies: Applebee’s International, Inc.; Bob Evans Farms, Inc.; Brinker International, Inc.; CBRL Group, Inc.; CKE Restaurants, Inc.; Luby’s, Inc.; Papa John’s International, Inc.; Ruby Tuesday, Inc.; Ryan’s Family Steakhouse, Inc. and Sonic Corp.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 27, 2006, information with respect to beneficial ownership of voting securities of the Company by (i) each person who is known to us to be the beneficial owner of more than 5% of any class of the Company’s voting securities, (ii) each director and nominee for director of the Company, (iii) each executive officer listed in the Summary Compensation Table herein and (iv) all directors and executive officers of the Company as a group. Each of the following stockholders has sole voting and investment power with respect to shares beneficially owned by such stockholder, except to the extent that authority is shared with spouses under applicable law, or as otherwise noted.

	Number of Shares
	of Common Stock	Percent of
Name	Beneficially Owned(1)	Class(1)

Fidelity Investments(2)	4,129,200	8.8%
Barclays Global Investors, N.A.(3)	3,416,944	7.3%
Linda A. Lang	290,350	*
Paul L. Schultz	191,354	*
L. Robert Payne	122,700	*
David M. Theno	110,825	*
Lawrence E. Schauf	56,325	*
Jerry P. Rebel	51,611	*
Murray H. Hutchison	50,700	*
Michael E. Alpert	47,600	*
Alice B. Hayes	42,700	*
Anne B. Gust	24,600	*
David M. Tehle	16,100	*
Michael W. Murphy	14,600	*
George Fellows	0	*
All directors and executive officers as a group 21 persons persons)	1,264,235	2.7%

*	Less than one percent

(1)	For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Messrs. Schultz, Rebel, Theno, Payne, Schauf, Alpert, Fellows, Hutchison, Murphy and Tehle, and Ms. Lang, Ms. Gust and Dr. Hayes have the right to acquire through the exercise of stock options within 60 days of the above date, 135,925, 20,325, 80,825, 80,700, 6,325, 45,100, 0, 50,700, 14,600, 14,600, 190,350, 24,600 and 40,700 respectively, of the shares reflected above as beneficially owned. As a group, all directors and executive officers have the right to acquire through the exercise of stock options within 60 days of the above date 893,720 of the shares reflected above as beneficially owned. In addition, the shares reflected as beneficially owned by Messrs. Schultz, Rebel, Theno and Schauf, and Ms. Lang include 15,084, 31,286, 28,000, 50,000 and 100,000 shares, respectively, for restricted stock awards. As a group, the shares reflected as beneficially owned by all directors and executive officers include 280,470 restricted stock awards. Restricted stock shares may be voted by such executive officers; however, the shares are not available for sale or other disposition until the expiration of vesting restrictions upon retirement or termination.

(2)	According to its Form 13F filing as of September 30, 2006, FMR Corp., on behalf of certain of its direct and indirect subsidiaries, Fidelity Management & Research Company and FMR Co., Inc. and Fidelity Management Trust Company, indirectly held and had investment discretion with respect to 4,129,200 shares. Fidelity Management & Research Company and FMR Co., Inc. were the beneficial owners of 4,103,500 shares, of which it had no voting power with respect to 4,103,500 shares. Fidelity Management Trust Company was the beneficial owner of 25,700 shares, of which it had sole voting power. The address of Fidelity Management and Research Company, FMR Co., and fidelity Management Trust Company is 82 Devonshire Street, Boston, Massachusetts 02109.

(3)	According to its Form 13F filing as of September 30, 2006, Barclays PLC, on behalf of certain of its direct and indirect subsidiaries, Barclays Global Investors, NA, Barclays Global Fund Advisors, and Palomino LTD, indirectly held and had investment discretion with respect to 3,416,944 shares. Barclays Global Investors, NA was the beneficial owner of 2,472,391 shares, of which it had sole voting power with respect to 2,324,757 shares and no voting power with respect to 147,634 shares. Barclays Global Fund Advisors was the beneficial owner of 924,524 shares, of which it had sole voting power. Palomino LTD was the beneficial owners of 20,029 shares, of which it had sole voting power.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, each executive officer, director and beneficial owner of more than 10% of the Company’s Common Stock is required to file certain forms with the Securities and Exchange Commission. A report of beneficial ownership of the Company’s Common Stock on Form 3 is due at the time such person becomes subject to the reporting requirements and a report on Form 4 or Form 5 must be filed to reflect changes thereafter. Based on written statements and copies of forms provided to us by persons subject to the reporting requirements, we believe that all such reports required to be filed by such persons during fiscal 2006 were filed on a timely basis, with the exception of one Form 4 for director Alice Hayes which was filed two days late and regarding which the broker was late in advising that the transaction had been completed and one Form 5 reflecting a donation of stock by director L. Robert Payne.

OTHER BUSINESS

We are not aware of any other matters to come before the Annual Meeting. If any matter not mentioned herein is properly brought before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their best judgment.

Pursuant to the Company’s Bylaws, in order for a stockholder to present business at the Annual Meeting or to make nominations for election of a director, such matters must be filed in writing with the Secretary of the Company in a timely manner. To be timely, a stockholder’s notice to present business at the Annual Meeting or to make nominations for the election of a director must be delivered to the principal executive offices of the Company not less than one hundred twenty (120) days in advance of the first anniversary of the date that the Company’s Proxy Statement was first released to stockholders in connection with the previous year’s Annual Meeting, except if the date of the annual meeting is more than thirty (30) calendar days earlier than the date contemplated at the time of the previous year’s Proxy Statement, notice must be received not later than the close of business on the tenth (10th) day following the day on which the date of the Annual Meeting is publicly announced. Such notices shall set forth, as to the stockholder giving notice, the stockholder’s name and address as they appear on the Company’s books, and the class and number of shares of the Company which are beneficially owned by such stockholder. Additionally, (i) with respect to a stockholder’s notice regarding a nominee for director, such notice shall set forth, as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected); and (ii) with respect to a notice relating to a matter the stockholder proposes to bring before the Annual Meeting, a brief description of the business desired to be brought before the meeting and any material interest of the stockholder in such business.

The Nominating and Governance Committee considers suggestions from many sources, including stockholders, regarding possible candidates for director. In order for stockholder suggestions regarding possible candidates for director to be considered by the Nominating and Governance Committee, such information should be provided to the Committee in writing at least one hundred twenty (120) days prior to the date of the next scheduled Annual Meeting. Stockholders should include in such communications the name and biographical data of the individual who is the subject of the communication and the individual’s relationship to the stockholder.

Stockholders may send any recommendations for director nominees or other communications to the Board of Directors or any individual or group of directors at the following address. All communications received are reported to the Board or the individual directors:

Board of Directors (or specified directors)
c/o Corporate Secretary
JACK IN THE BOX INC.
9330 Balboa Avenue
San Diego, CA 92123

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended October 1, 2006, as filed with the SEC, excluding exhibits, may be obtained by stockholders without charge by written request sent to the above address or may be accessed on the Internet at: http://www.jackinthebox.com

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

Any stockholder of the Company wishing to have a proposal considered for inclusion in the Company’s proxy solicitation materials to be distributed in connection with the Company’s Annual Meeting of Stockholders to be held in the year 2008 must set forth such proposal in writing and file it with the Secretary of the Company on or before September 14, 2007. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission. See “Other Business” above.

Exhibit A

JACK IN THE BOX INC.
DIRECTOR INDEPENDENCE GUIDELINES

a.	A director shall not be independent if he or she is a director, executive officer, partner or owner of 5% or greater interest in a company that either purchases from or makes sales to our Company that total more than 1% of the consolidated gross revenues of such company for that fiscal year.

b.	A director shall not be independent if he or she is a director, executive officer, partner or owner of 5% or greater interest in a company from which our Company borrows an amount equal to or greater than 1% of the consolidated assets of either our Company or such other company.

c.	A director shall not be independent if he or she is a trustee, director or executive officer of a charitable organization that has received in that fiscal year, discretionary donations from our Company that total more than 1% of the organization’s latest publicly available national annual charitable receipts.

A-1

Exhibit B

JACK IN THE BOX INC.
POLICY FOR AUDIT COMMITTEE PRE-APPROVAL OF SERVICES

Jack in the Box Inc. (the Company) and its Audit Committee are committed to ensuring the independence of the Auditor, both in fact and in appearance. Accordingly, all services to be provided by the independent auditors pursuant to this policy must be as permitted by Section 10A of the Securities Exchange Act of 1934.

The Audit Committee hereby pre-approves services to be rendered by the Company’s auditor as follows:

Audit and Audit Related Services

Subject to the limitations described below, the Audit Committee pre-approves the following services that management may request to be performed by the independent auditor that are an extension of normal audit work or enhance the effectiveness of the auditors’ procedures:

1) Audits of employee benefit plans

2) Audits of Jack in the Box Inc. subsidiaries and affiliates

3) Consultation regarding the implementation of technical accounting standards

4) Due diligence assistance on acquisitions

5) Services related to the independent auditors’ consent to the use of its audit opinion in documents filed with the Securities Exchange Commission or other state or federal governmental authorities

6) Internal Control reviews

7) Agreed-upon or expanded audit procedures required to respond or comply with financial, accounting or regulatory matters

Tax Compliance Services

Subject to the limitations described below, the Audit Committee pre-approves the following tax compliance services that management may request to be performed by the independent auditor that are an extension of normal audit work and are not inconsistent with the attest role of the auditor:

1) Review of federal, state or other income tax returns

2) Due diligence tax advice related to prospective acquisitions

3) Requests for rulings or technical advice from taxing authorities

4) Assistance in complying with proposed or existing tax regulations

Pre-Approval Limitations

The non-audit services detailed above shall only be pre-approved by the Audit Committee subject to limitations as follows:

1) Each individual service shall not exceed $25,000

2) All services, in the aggregate, shall not exceed $50,000 in any fiscal year

3) Each service shall be reported to the Audit Committee Chair prior to its inception

4) All new services shall be reported to the entire Audit Committee at each of its regular quarterly meetings

Other Services

For all services to be performed by the independent auditor that are not specifically detailed above, an engagement letter confirming the scope and terms of the work to be performed shall be submitted to the Audit

B-1

Committee for pre-approval. In the event that any modification of an engagement letter is required, such modification must also be pre-approved.

Authorized Delegate

The Audit Committee delegates to its Chairperson the authority to pre-approve proposed services as described above in excess of the fee limitations on a case-by-case basis provided that the entire Audit Committee is informed of the services being performed at its next scheduled meeting.

Competitive Bidding Process

Nothing in this policy should be read to imply that the independent auditors have a preferred supplier arrangement in respect to the services listed above. Certain services, by their nature, may only be performed by the independent auditor (i.e., issuing a consent or providing guidance on implementation of GAAP). For all other services, it would generally be expected that any significant engagements for services be subject to a competitive review process.

B-2

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
JACK IN THE BOX INC.
FOR ANNUAL MEETING OF STOCKHOLDERS ON FEBRUARY 16, 2007 AT 2:00 P.M.
MARRIOTT MISSION VALLEY, 8757 RIO SAN DIEGO DRIVE, SAN DIEGO, CALIFORNIA
     The undersigned hereby appoints Linda A. Lang, Jerry P. Rebel and Lawrence E. Schauf and each of them, acting by a majority or by one of them if only one is acting, as lawful proxies, with full power of substitution, for and in the name of the undersigned, to vote on behalf of the undersigned, with all the powers the undersigned would possess if personally present at the Annual Meeting of Stockholders of Jack in the Box Inc., a Delaware corporation, on February 16, 2007, or any postponements or adjournments thereof. The above named proxies are instructed to vote all the undersigned’s shares of stock on the proposals set forth in the Notice of Annual Meeting and Proxy Statement as specified on the other side hereof and are authorized in their discretion to vote upon such other business as may properly come before the meeting or any postponements or adjournments thereof. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” all nominees listed, and “FOR” Proposal 2. The Board of Directors recommends a vote FOR the above proposals.
(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲
You can now access your Jack in the Box Inc. account online.
Access your Jack in the Box Inc. shareholder/stockholder account online via Investor ServiceDirect® (ISD).
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•	View account status
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For Technical Assistance Call 1-877-978-7778 between 9am-7pm
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THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.	Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

WITHHOLD
	FOR	ALL
ITEM 1—Election of Directors	☐	☐
Nominees:
01 Michael E. Alpert	05 Murray H. Hutchison
02 George Fellows	06 Linda A. Lang
03 Anne B. Gust	07 Michael W. Murphy
04 Alice B. Hayes	08 David M. Tehle
(Instruction: To withhold authority to vote for any individual nominee write that nominee’s name below.)

	FOR	AGAINST	ABSTAIN
ITEM 2—Ratification of appointment of KPMG LLP as independent registered public accountants.	☐	☐	☐

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting, including with respect to any adjournment thereof.

	YES	NO
I plan to attend the meeting.	☐	☐

Signature(s) x	Dated:	, 2007

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲ FOLD AND DETACH HERE ▲
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET		TELEPHONE
http://www.proxyvoting.com/jbx		1-866-540-5760

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor SeviceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

You can access the Annual Report and Proxy Statement
on the internet at: http://www.jackinthebox.com

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
JACK IN THE BOX INC.
FOR ANNUAL MEETING OF STOCKHOLDERS ON FEBRUARY 16, 2007 AT 2:00 P.M.
MARRIOTT MISSION VALLEY, 8757 RIO SAN DIEGO DRIVE, SAN DIEGO, CALIFORNIA
     The undersigned hereby appoints Linda A. Lang, Jerry P. Rebel and Lawrence E. Schauf and each of them, acting by a majority or by one of them if only one is acting, as lawful proxies, with full power of substitution, for and in the name of the undersigned, to vote on behalf of the undersigned, with all the powers the undersigned would possess if personally present at the Annual Meeting of Stockholders of Jack in the Box Inc., a Delaware corporation, on February 16, 2007, or any postponements or adjournments thereof. The above named proxies are instructed to vote all the undersigned’s shares of stock on the proposals set forth in the Notice of Annual Meeting and Proxy Statement as specified on the other side hereof and are authorized in their discretion to vote upon such other business as may properly come before the meeting or any postponements or adjournments thereof. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” all nominees listed, and “FOR” Proposal 2. The Board of Directors recommends a vote FOR the above proposals.
(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲
JACK IN THE BOX INC.
ANNUAL MEETING OF STOCKHOLDERS
FEBRUARY 16, 2007 AT 2:00 P.M.
MARRIOTT MISSION VALLEY
8757 RIO SAN DIEGO DRIVE
SAN DIEGO, CALIFORNIA

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.	Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

WITHHOLD
	FOR	ALL
ITEM 1—Election of Directors	☐	☐

Nominees:
01 Michael E. Alpert	05 Murray H. Hutchison
02 George Fellows	06 Linda A. Lang
03 Anne B. Gust	07 Michael W. Murphy
04 Alice B. Hayes	08 David M. Tehle
(Instruction: To withhold authority to vote for any
individual nominee write that nominee’s name below.)

		FOR	AGAINST	ABSTAIN
ITEM 2—	Ratification of appointment of KPMG LLP as independent registered public accountants.	☐	☐	☐
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting, including with respect to any adjourn- ment thereof.

	YES	NO
I plan to attend the meeting.	☐	☐

Signature(s) x	Dated:	, 2007

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲ FOLD AND DETACH HERE ▲

BALLOT	JACK IN THE BOX INC.	BALLOT
Annual Meeting of Stockholders, February 16, 2007

The undersigned votes	(	)	shares of stock, with respect to the following:

1.	Election of Directors: Michael E. Alpert, George Fellows, Anne B. Gust, Alice B. Hayes, Murray H. Hutchison, Linda A. Lang, Michael W. Murphy and David M. Tehle.
☐	FOR all nominees listed.
☐	WITHHOLD AUTHORITY to vote for all nominees listed.
☐	FOR all nominees listed except
2.	Ratification of appointment of KPMG LLP as independent registered public accountants. ☐ FOR ☐ AGAINST ☐ ABSTAIN

Stockholder’s signature (☐ check box if you are voting shares held in Easy$aver Plus Plan)

INSTRUCTION: If ballot is cast by proxy, print stockholder name above or, if multiple stockholders, print “Proxies Filed” above.

Proxy signature (if ballot is cast by proxy)

BALLOT	JACK IN THE BOX INC.	BALLOT
Annual Meeting of Stockholders, February 16, 2007

The undersigned votes	(	)	shares of stock, with respect to the following:

1.	Election of Directors: Michael E. Alpert, George Fellows, Anne B. Gust, Alice B. Hayes, Murray H. Hutchison, Linda A. Lang, Michael W. Murphy, and David M. Tehle.
☐	FOR all nominees listed.
☐	WITHHOLD AUTHORITY to vote for all nominees listed.
☐	FOR all nominees listed except
2.	Ratification of appointment of KPMG LLP as independent registered public accountant. ☐ FOR ☐ AGAINST ☐ ABSTAIN

Stockholder’s signature (☐ check box if you are voting shares held in Easy$aver Plus Plan)

INSTRUCTION: If ballot is cast by proxy, print stockholder name above or, if multiple stockholders, print “Proxies Filed” above.

Proxy signature (if ballot is cast by proxy)

BALLOT	JACK IN THE BOX INC.	BALLOT
Annual Meeting of Stockholders, February 16, 2007

The undersigned votes	(	)	shares of stock, with respect to the following:

1.	Election of Directors: Michael E. Alpert, George Fellows, Anne B. Gust, Alice B. Hayes, Murray H. Hutchison, Linda A. Lang, Michael W. Murphy, and David M. Tehle.
☐	FOR all nominees listed.
☐	WITHHOLD AUTHORITY to vote for all nominees listed.
☐	FOR all nominees listed except
2.	Ratification of appointment of KPMG LLP as independent registered public accountant. ☐ FOR ☐ AGAINST ☐ ABSTAIN

Stockholder’s signature (☐ check box if you are voting shares held in Easy$aver Plus Plan)

INSTRUCTION: If ballot is cast by proxy, print stockholder name above or, if multiple stockholders, print “Proxies Filed” above.

Proxy signature (if ballot is cast by proxy)